UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2009
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iPass Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	000-50327	93-1214598
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)

(650) 232-4100
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2009, at a Special Meeting of Stockholders of iPass Inc., iPass’ stockholders approved amendments to each of the iPass Inc. 2003 Equity Incentive Plan, the iPass Inc. 2003 Non-Employee Directors Plan, the iPass Inc. 1999 Stock Option Plan, the GRIC Communications, Inc. (formerly Aimquest Corporation) 1997 Stock Option Plan, and the GRIC Communications, Inc. 1999 Equity Incentive Plan (collectively, the “Plans”), to provide general authority to the iPass Board of Directors to make adjustments to outstanding awards under the Plans in the event of any extraordinary cash dividend.

The Plans in their entirety are filed as appendices to iPass’ definitive proxy statement filed with the Securities and Exchange Commission on July 14, 2009.

Item 8.01 – Other Events

On August 18, 2009, iPass Inc. issued a press release announcing the declaration of a $20 million  cash dividend to stockholders.  The dividend is payable to stockholders of record as of August 31, 2009. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information contained in Item 8.01 in this current report and in the accompanying exhibit shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this current report and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by iPass Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 - Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated August 18, 2009, announcing the declaration of a $20 million cash dividend to stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Steven Gatoff
	Name:	Steven Gatoff
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Dated:  August 18, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 18, 2009, announcing the declaration of a $20 million cash dividend to stockholders